News Release

Versum Materials Reports Strong Fiscal Second Quarter 2018 Financial Results
Increases Fiscal Year 2018 Guidance

Fiscal Second Quarter 2018 Financial Highlights Versus Second Quarter 2017

▪	Sales of $340.7 million, up 26% with robust growth across both segments

▪	Net Income of $61.6 million or diluted EPS of $0.56

▪	Adjusted EBITDA of $109.9 million, up 26%

▪	Adjusted Net Income of $64.7 million, up 35%

▪	Adjusted diluted EPS of $0.59, up 34%

▪	Successful SAP Go-Live April 1

Raising Fiscal Year 2018 Guidance

▪	Estimated Sales of $1,320 - $1,360 million, up 17% to 21% versus fiscal year 2017

▪	Estimated Adjusted EBITDA of $425 - $445 million, up 14% to 20% versus fiscal year 2017

The results and guidance in this press release include Non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures.”

Tempe, Arizona, May 8, 2018 (Businesswire) - Versum Materials, Inc. (NYSE: VSM), a leading global materials and equipment supplier to the semiconductor industry, today reported results for the fiscal second quarter ended March 31, 2018. Sales of $340.7 million were up 26% from the fiscal second quarter ended March 31, 2017, driven primarily by robust growth from our Delivery Systems & Services ("DS&S") segment and our Advanced Materials product lines. Net income for the fiscal second quarter ended March 31, 2018 was $61.6 million, or $0.56 per diluted share, up $16.7 million from the fiscal second quarter ended March 31, 2017, resulting in Net Income Margin of 18%. Excluding a reduction to the previous charge associated with the US Tax Cuts and Jobs Act ("Tax Act") and one-time charges related to separation, restructuring and cost reduction actions, Adjusted Net Income of $64.7 million or $0.59 per diluted share, increased 35% from the fiscal second quarter ended March 31, 2017 and resulted in an Adjusted Net Income Margin of 19%. Adjusted EBITDA of $109.9 million increased 26% from the fiscal second quarter ended March 31, 2017, resulting in an Adjusted EBITDA margin of 32%.

Guillermo Novo, Versum Materials' President and Chief Executive Officer said “We are pleased to report strong results for our fiscal second quarter, which was highlighted by share gains leading to robust top line growth in both our Materials and DS&S segments. Materials volume grew double digits which underscores our ability to provide innovative solutions to customers through technology. Our focused offerings and positioning with key customers enabled us to enjoy growth in our DS&S segment which far outpaced the market."

"Going live on our own ERP system was a watershed moment for our Company, as it substantially marked the completion of our transition to a standalone entity. I am very thankful to our entire team who diligently worked to reach this milestone, and we are encouraged by its early success. Looking forward we are excited to focus on executing the growth opportunities in front of us, and we are encouraged by our new business pipeline that has enabled us to increase our outlook for 2018.”

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Table 1: Second Quarter Fiscal Year 2018 Financial Highlights

	Three Months Ended March 31,
	2018	2017	% Change
(In millions, except percentages and per share data)
Sales	$340.7	$270.8	26%
Operating Income	89.4	69.9	28%
Net Income	61.6	44.9	37%
Net Income Margin	18%	17%
Diluted Earnings Per Share	0.56	0.41	37%
Adjusted Net Income	64.7	47.9	35%
Adjusted Net Income Margin	19%	18%
Adjusted Diluted Earnings Per Share	0.59	0.44	34%
Adjusted EBITDA	109.9	86.9	26%
Adjusted EBITDA Margin	32%	32%

Cash Flows from Operations	56.5	93.0	(39)%
Capital Expenditures	65.1	20.2	222%

Sales for the fiscal second quarter ended March 31, 2018 were $340.7 million versus $270.8 million in the fiscal second quarter ended March 31, 2017. This 26% year on year increase was attributable to robust growth in our DS&S segment and double-digit volume growth in Materials partially offset by unfavorable price/mix.

Net Income for the fiscal second quarter ended March 31, 2018 was $61.6 million, or $0.56 per diluted share versus $44.9 million, or $0.41 per diluted share, in the fiscal second quarter ended March 31, 2017, a 37% increase. This increase is a result of strong sales volumes and favorable operating cost performance. Excluding a $3.7 million reduction to the previous provisional charge for the cost of the deemed repatriation tax associated with the Tax Act and the one-time charges of $6.8 million related to separation, restructuring and cost reduction actions, Adjusted Net Income for the fiscal second quarter ended March 31, 2018 was $64.7 million, or $0.59 per diluted share, versus $47.9 million, or $0.44 per diluted share, for the fiscal second quarter ended March 31, 2017.

Adjusted EBITDA for the fiscal second quarter ended March 31, 2018 was $109.9 million versus $86.9 million in the fiscal second quarter ended March 31, 2017, a 26% increase year on year. Strong volumes in both DS&S and Materials coupled with modestly favorable currency were partially offset by unfavorable gross profit impacts and higher Selling and Administrative and Research & Development (SARD) costs to support growth.
Year to date cash flow from operations was $56.5 million, with cash invested for capital spending of $65.1 million, including $26.7 million of capital spending related to restructuring activities. Cash outflows for restructuring, vendor prepayments made in advance of our SAP go-live and payables timing resulted in lower cash flow in the first half of the fiscal year, as expected.

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Business Segment Results

Versum Materials reports results for its two operating business segments, Materials and DS&S, and a Corporate segment.

Table 2: Segment Sales

	Three Months Ended March 31,
	2018	2017	% Change
(In millions, except percentages)
Materials	$218.9	$198.3	10%
DS&S	121.1	71.7	69%
Corporate	0.7	0.8	(13)%
Total Versum Materials Sales	$340.7	$270.8	26%

Table 3: Segment Operating Income to Segment Adjusted EBITDA

	Three Months Ended March 31,
	2018	2017	% Change
(In millions, except percentages)
Materials
Operating income	$71.6	$65.1	10%
Add: Depreciation and amortization	11.6	10.1	15%
Segment Adjusted EBITDA	$83.2	$75.2	11%
Segment Adjusted EBITDA Margin(A)	38%	38%
DS&S
Operating income	$32.9	$17.7	86%
Add: Depreciation and amortization	0.4	0.4	—%
Segment Adjusted EBITDA	$33.3	$18.1	84%
Segment Adjusted EBITDA Margin(A)	27%	25%
Corporate
Operating loss	$(6.9)	$(6.8)	1%
Add: Depreciation and amortization	0.3	0.4	(25)%
Segment Adjusted EBITDA	$(6.6)	$(6.4)	3%
(A) Segment Adjusted EBITDA margin is calculated by dividing Segment Adjusted EBITDA by sales.

Table 4: Reconciliation of Segment Operating Income to Total Versum Materials Operating Income

	Three Months Ended March 31,
	2018	2017	% Change
(In millions, except percentages)
Materials	$71.6	$65.1	10%
DS&S	32.9	17.7	86%
Corporate	(6.9)	(6.8)	1%
Total Segment Operating Income	97.6	76.0	28%
Less: Business separation, restructuring and cost reduction actions	8.2	6.1	34%
Total Versum Materials Operating Income	$89.4	$69.9	28%

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Materials:
Sales for the fiscal second quarter ended March 31, 2018 were $218.9 million, up 10% from the fiscal second quarter ended March 31, 2017. This increase was driven by double digit volume growth partially offset by unfavorable price/mix. Currency contributed 2% to the increase.

Operating income for the fiscal second quarter ended March 31, 2018 was $71.6 million, up 10% from the fiscal second quarter ended March 31, 2017. Segment Adjusted EBITDA for the fiscal second quarter ended March 31, 2018 was $83.2 million, up 11% from the fiscal second quarter ended March 31, 2017. Strong Advanced Materials performance was partially offset by Process Materials carryover pricing and mix. Segment SARD costs were higher primarily to support our growth objectives in Asia and costs associated with completing our separation.

Delivery Systems & Services (DS&S):

Sales for the fiscal second quarter ended March 31, 2018 were $121.1 million, up 69% from the fiscal second quarter ended March 31, 2017, driven by continued strong equipment and installation project growth due to robust demand across all markets especially Korea and China.

Operating income for the fiscal second quarter ended March 31, 2018 was $32.9 million, up 86% from the fiscal second quarter ended March 31, 2017. Segment Adjusted EBITDA of $33.3 million was up 84%, driven by the robust equipment and installation activity.

Fiscal Year 2018 Outlook

Regarding the rest of the year, Guillermo Novo added, “The continued strong semiconductor market and improved industry capital spending forecast, combined with our position with key customers provides a favorable outlook for the remainder of the year. We expect Materials margin to continue to improve, DS&S activity to remain strong through the remainder of the year and successful completion of various capital projects which will drive future profitable growth.”

For fiscal year 2018, Versum Materials is revising its outlook to estimated sales of $1,320 to $1,360 million and Adjusted EBITDA of $425 to $445 million from prior guidance of $1,250 to $1,300 million and $415 to $435 million, respectively. The fiscal year 2018 Adjusted EBITDA outlook excludes approximately $15 to $20 million of estimated one-time stand-up costs related to the implementation of our own enterprise resource planning (ERP) system and relocation of certain administrative and research and development personnel to Versum Materials sites.

Conference Call and Webcast Details

On Tuesday May 8, 2018 at 11:00 am Eastern Time, Versum Materials plans to host its conference call and webcast to discuss these results.

Investors may listen to the conference call live via telephone by dialing (877) 883-0383 (domestic) or (412) 902-6506 (international) and use the participant code 1370117.

An audio-only live webcast of the conference call and presentation materials can be accessed through the “Investors” section of our website at www.versummaterials.com. Presentation materials will be posted to the “Investors” section of the website prior to the call.

A replay of the conference call/webcast will be available under “Events & Presentations” on the “Investors” section of the Versum Materials website.

About Versum Materials

Versum Materials, Inc. (NYSE: VSM) is a leading global specialty materials company providing high-purity chemicals and gases, delivery systems, services and materials expertise to meet the evolving needs of the global semiconductor and display industries. Derived from the Latin word for “toward,” the name “Versum” communicates the company’s deep commitment to helping customers move toward the future by collaborating, innovating and creating cutting-edge solutions.

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A global leader in technology, quality, safety and reliability, Versum Materials is one of the world’s leading suppliers of next generation CMP slurries, ultra-thin dielectric and metal film precursors, formulated cleans and etching products, and delivery equipment that has revolutionized the semiconductor industry. Versum has reported fiscal year 2017 annual sales of about US$1.1 billion, has approximately 2,200 employees and operates 12 major facilities in Asia and North America. It is headquartered in Tempe, Arizona. Versum Materials had operated for more than three decades as a division of Air Products and Chemicals, Inc. (NYSE: APD).

For additional information, please visit http://www.versummaterials.com

Investor Inquiries:
Robyn Williams, (484) 275-5907
VSMIR@versummaterials.com

Media Inquiries:
Tiffany Zinn, (480) 282-6475
Tiffany.Zinn@versummaterials.com

Non-GAAP Financial Measures
This earnings press release includes “non-GAAP financial measures,” including Adjusted Net Income, Adjusted Net Income Margin, Adjusted Diluted Earnings Per Share, Adjusted EBITDA, Segment Adjusted EBITDA, Adjusted EBITDA margin and Segment Adjusted EBITDA margin. Adjusted Net Income is net income excluding certain disclosed items which we do not believe to be indicative of underlying business trends, including business separation, restructuring and cost reduction actions, net of tax, the write-off of financing costs, net of tax, and the impact of the Tax Act. Adjusted Diluted Earnings Per Share uses Adjusted Net Income but otherwise uses the same calculation used in arriving at diluted earnings per share, the most directly comparable GAAP financial measure. Adjusted EBITDA is net income excluding certain disclosed items which we do not believe to be indicative of underlying business trends, including interest expense, the write-off of financing costs, income tax provision, depreciation and amortization expense, non-controlling interests, and business separation, restructuring and cost reduction actions. Segment Adjusted EBITDA is segment operating income excluding segment depreciation and amortization expense. Adjusted Net Income Margin, Adjusted EBITDA margin and Segment Adjusted EBITDA margin are calculated by dividing Adjusted Net Income, Adjusted EBITDA and Segment Adjusted EBITDA, respectively, by sales. In the accompanying tables, Versum Materials has provided reconciliations of net income to Adjusted EBITDA (see Appendix Table A-2), net income to Adjusted Net Income (see Appendix Table A-3), diluted EPS to Adjusted Diluted EPS (see Appendix A-4) and of segment operating income (loss) to Segment Adjusted EBITDA (see Appendix Table A-6), in each case the most directly comparable GAAP financial measure. We encourage investors to read these reconciliations.
The presentation of these non-GAAP financial measures is intended to enhance the usefulness of financial information by providing measures which management uses internally to evaluate operating performance. We use these non-GAAP measures to assess our operating performance by excluding certain disclosed items that we believe are not representative of our underlying business. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors in our industry, to analyze underlying trends in our business and to establish operational budgets and forecasts or for incentive compensation purposes. We use Adjusted EBITDA to calculate performance-based cash bonuses. Adjusted EBITDA is also used for certain covenants under our senior secured credit facilities. We use Segment Adjusted EBITDA to evaluate the ongoing performance of our business segments.
We believe non-GAAP financial measures provide security analysts, investors and other interested parties with meaningful information to understand our underlying operating results and to analyze financial and business trends. These non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures, and have limitations which include but are not limited to the following: (a) Adjusted Net Income and Adjusted EBITDA exclude the write-off of financing costs and other expenses related to business separation, restructuring and cost reduction actions which we do not consider to be representative of our underlying business operations, however, these disclosed items represent costs to Versum Materials; (b) Adjusted EBITDA is not intended to be a measure of cash available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements; (c) though not business operating costs, interest expense and income tax provision represent ongoing costs of Versum Materials; (d) depreciation and amortization charges represent the wear and tear or reduction in value of the plant, equipment, and intangible assets which permit us to manufacture and market our products; and (e) other companies may define non-GAAP measures differently than we do, limiting their usefulness as comparative measures. A reader may find any one or all of these items important in evaluating our performance. Management compensates for the limitations of using non-GAAP financial measures by using them only to supplement our GAAP results and to provide a more complete understanding

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of the factors and trends affecting our business. In evaluating these non-GAAP financial measures, the reader should be aware that we may incur expenses similar to those eliminated in this presentation in the future.
A reconciliation of net income to Adjusted EBITDA as forecasted for 2018 is not provided. Versum Materials does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components include further restructuring and other income or charges to be incurred in 2018 as well as the related tax impacts of these items. Additionally, discrete tax items could drive variability in our forecasted effective tax rate. All of these components could significantly impact net income. Further, in the future, other items with similar characteristics to those currently included in Adjusted EBITDA that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact Adjusted EBITDA.
Forward-Looking Information
This press release contains, and management may make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by references to future periods, and include our fiscal year 2018 financial guidance; statements about our business strategies, operating plans, anticipated growth rates, anticipated profitability and margins, sales expectations, future operating income and Adjusted EBITDA; our ability to continue successfully providing innovative solutions to customers through technology; estimates regarding future capital requirements; estimates of expenses and cost reduction efforts; estimates of future tax liability and effective tax rates; our ability to execute on our strategy and deliver on our commitments to customers and stakeholders; our ability to meet customer demand; anticipated cash flows; estimates of the size of the market for our products; forecasted industry capital spending and anticipated demand for our products; inorganic growth opportunities; our ability to compete successfully as a leading materials supplier to the semiconductor industry; our successful and timely completion of various capital projects; and other matters. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “target,” and similar expressions, among others, generally identify forward-looking statements, which are based on management’s reasonable expectations and assumptions as of the date the statements were made. Actual results and the outcomes of future events may differ materially from those expressed or implied in the forward-looking statements because of a number of risks and uncertainties, including, without limitation, product supply versus demand imbalances in the semiconductor industry or in certain geographic markets may decrease the demand for our goods and services; our concentrated customer base; our dependence upon the capital expenditure cycles of our customers; our ability to continue technological innovation and successfully introduce new products to meet the evolving needs of our customers; our ability to protect and enforce our intellectual property rights and to avoid violating any third party intellectual property or technology rights; unexpected interruption of or shortages in our raw material supply; inability of sole source, limited source or qualified suppliers to deliver to us in a timely manner or at all; hazards associated with specialty chemical manufacturing, such as fires, explosions and accidents, could disrupt our operations or the operations of our suppliers or customers; increased competition and new product development by our competitors, changing customer needs and price changes in materials and components could result in declining demand for our products; operational, political and legal risks of our international operations, including government actions such as trade wars; recent changes in U.S. tax laws; the impact of changes in environmental and health and safety regulations, anticorruption enforcement, sanctions, import/export controls, tax and other legislation and regulations in jurisdictions in which Versum Materials and its affiliates operate; our available cash and access to additional capital may be limited by substantial leverage and debt service obligations; uncertainty regarding the availability of financing to us in the future and the terms of such financing; agreements governing our indebtedness may restrict our current and future operations, and hamper our ability to respond to changes or to take certain actions; government regulation of raw materials, products and facilities may impact our product manufacturing processes, handling, storage, transportation, uses and applications; possible liability for contamination, personal injury or third party impacts if hazardous materials are released into the environment; cyber security threats may compromise our data or disrupt our information technology applications or services; fluctuation of currency exchange rates; costs and outcomes of litigation or regulatory investigations; the timing, impact, and other uncertainties of future acquisitions or divestitures; restrictions in our governing documents and of Delaware law may prevent or delay an acquisition of us; tax and other potential liabilities to Air Products assumed in connection with the separation and spin-off; restrictions against engaging in certain corporate transactions for two years following the separation and spin-off; potential conflicts of interest between us and Air Products by our directors and officers; potential liabilities arising out of state and federal fraudulent conveyance laws and legal dividend requirements with respect to the separation and spin-off and related internal reorganization transactions; and other risk factors described in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, and in our other periodic filings. Versum Materials assumes no obligation to update any forward-looking statements or information in this press release to reflect any subsequent change in assumptions, beliefs or expectations, or any change in circumstances upon which such forward-looking statements are based.

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Versum Materials, Inc.
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended March 31,			Six Months Ended March 31,
	2018	2017	% Change	2018	2017	% Change
(In millions, except per share data and percentages)
Sales	$340.7	$270.8	26%	$671.5	$541.6	24%
Cost of sales	195.9	154.5	27%	387.5	305.4	27%
Selling and administrative	36.6	29.5	24%	71.9	59.7	20%
Research and development	11.1	10.9	2%	23.8	21.2	12%
Business separation, restructuring and cost reduction actions	8.2	6.1	34%	10.0	9.3	8%
Other (income) expense, net	(0.5)	(0.1)	NM	—	(3.0)	NM
Operating Income	89.4	69.9	28%	178.3	149.0	20%
Interest expense	11.9	11.6	3%	23.2	23.1	—%
Write-off of financing costs	—	—	NM	2.1	—	NM
Income Before Taxes	77.5	58.3	33%	153.0	125.9	22%
Income tax provision	14.2	11.5	23%	69.1	26.8	158%
Net Income	63.3	46.8	35%	83.9	99.1	(15)%
Less: Net Income Attributable to Non-Controlling Interests	1.7	1.9	(11)%	3.7	3.4	9%
Net Income Attributable to Versum	$61.6	$44.9	37%	$80.2	$95.7	(16)%
Net income attributable to Versum per common share:
Basic	$0.57	$0.41	39%	$0.74	$0.88	(16)%
Diluted	$0.56	$0.41	37%	$0.73	$0.88	(17)%
Shares used in computing per common share amounts:
Basic	108.9	108.7	—%	108.9	108.7	—%
Diluted	109.7	109.3	—%	109.8	109.2	1%

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Versum Materials, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2018	September 30, 2017
(In millions)
Assets
Current Assets
Cash and cash items	$254.4	$271.4
Trade receivables, net	165.9	145.3
Inventories	167.8	151.6
Contracts in progress, less progress billings	35.3	15.6
Prepaid expenses	18.0	12.2
Other current assets	10.4	10.8
Total Current Assets	651.8	606.9
Plant and equipment, net	384.0	330.3
Goodwill	188.2	182.6
Intangible assets, net	67.3	70.8
Other non-current assets	54.1	56.2
Total Non-Current Assets	693.6	639.9
Total Assets	$1,345.4	$1,246.8
Liabilities and Stockholders’ Deficit
Current Liabilities
Payables and accrued liabilities	$75.8	$120.8
Accrued income taxes	46.5	31.4
Current portion of long-term debt	5.8	5.8
Total Current Liabilities	128.1	158.0
Long-term debt	976.1	977.0
Noncurrent income tax payable	29.0	—
Deferred tax liabilities	31.4	37.3
Other non-current liabilities	53.8	49.9
Total Non-Current Liabilities	1,090.3	1,064.2
Total Liabilities	1,218.4	1,222.2
Stockholders’ Equity (Deficit)
Common stock	108.9	108.8
Capital in excess of par	—	4.8
Accumulated deficit	(28.2)	(105.2)
Accumulated other comprehensive income (loss)	6.4	(18.4)
Total Versum’s Stockholders’ Equity (Deficit)	87.1	(10.0)
Non-Controlling Interests	39.9	34.6
Total Stockholders Equity	127.0	24.6
Total Liabilities and Stockholders’ Equity	$1,345.4	$1,246.8

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Versum Materials, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended March 31,
	2018	2017
(In millions)
Operating Activities
Net income	$83.9	$99.1
Less: Net income attributable to non-controlling interests	3.7	3.4
Net income attributable to Versum	80.2	95.7
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	23.9	21.8
Deferred income taxes	(4.5)	2.5
Gain on sale of assets	(0.3)	(0.4)
Share-based compensation	5.0	3.5
Other adjustments	(1.2)	(1.1)
Working capital changes that provided (used) cash:
Trade receivables	(16.9)	(32.0)
Inventories	(10.6)	(8.7)
Contracts in progress, less progress billings	(18.0)	7.4
Payables and accrued liabilities	(46.4)	(17.4)
Accrued income taxes	39.2	(1.9)
Other working capital	6.1	23.6
Cash Provided by Operating Activities	56.5	93.0
Investing Activities
Additions to plant and equipment	(65.1)	(20.2)
Proceeds from sale of assets	1.0	0.9
Cash Used by Investing Activities	(64.1)	(19.3)
Financing Activities
Payments on long-term debt	(2.9)	(2.9)
Short-term borrowings	—	1.5
Debt issuance costs	—	(1.7)
Dividends paid to shareholders	(10.9)	—
Dividends paid to non-controlling interests	—	(1.2)
Other financing activity	(2.8)	0.1
Cash Used for Financing Activities	(16.6)	(4.2)
Effect of Exchange Rate Changes on Cash	7.2	0.7
(Decrease) Increase in Cash and Cash Items	(17.0)	70.2
Cash and Cash items - Beginning of Year	271.4	105.6
Cash and Cash items - End of Period	$254.4	$175.8

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APPENDIX TABLE A-1: CONSOLIDATED AND SEGMENT SALES MAJOR FACTORS

Versum Materials Total

	Three Months Ended March 31, 2018	Six Months Ended March 31, 2018
Sales
Volume	28%	26%
Price/Mix	(4)%	(4)%
Currency	2%	2%
Versum Materials Sales Change	26%	24%

Materials Segment

	Three Months Ended March 31, 2018	Six Months Ended March 31, 2018
Sales
Volume	15%	11%
Price/Mix	(7)%	(6)%
Currency	2%	2%
Materials Sales Change	10%	7%

DS&S Segment

	Three Months Ended March 31, 2018	Six Months Ended March 31, 2018
Sales
Volume	66%	75%
Currency	3%	2%
DS&S Sales Change	69%	77%

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APPENDIX TABLE A-2: RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended March 31,			Six Months Ended March 31,
	2018	2017	% Change	2018	2017	% Change
(In millions, except percentages)
Net Income Attributable to Versum	$61.6	$44.9	37%	$80.2	$95.7	(16)%
Add: Interest expense	11.9	11.6	3%	23.2	23.1	—%
Add: Write-off of financing costs	—	—	NM	2.1	—	NM
Add: Income tax provision	14.2	11.5	23%	69.1	26.8	NM
Add: Depreciation and amortization	12.3	10.9	13%	23.9	21.8	10%
Add: Non-controlling interests	1.7	1.9	(11)%	3.7	3.4	9%
Add: Business separation, restructuring and cost reduction actions	8.2	6.1	34%	10.0	9.3	8%
Adjusted EBITDA	$109.9	$86.9	26%	$212.2	$180.1	18%
Adjusted EBITDA Margin	32%	32%		32%	33%

APPENDIX TABLE A-3: RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
(In millions)
Net Income Attributable to Versum	$61.6	$44.9	$80.2	$95.7
Add: Business separation, restructuring and cost reduction actions, net of tax	6.8	3.0	8.1	5.1
Add: Write-off of financing costs, net of tax	—	—	1.5	—
Add: Impact of Tax Act	(3.7)	—	33.9	—
Adjusted Net Income	$64.7	$47.9	$123.7	$100.8

APPENDIX TABLE A-4: RECONCILIATON OF DILUTED EPS TO ADJUSTED DILUTED EPS

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
(Per share data)
Diluted Earnings Per Share	$0.56	$0.41	$0.73	$0.88
Add: Business separation, restructuring and cost reduction actions per diluted share, net of tax	0.06	0.03	0.07	0.04
Add: Write-off of financing costs, net of tax	—	—	0.01	—
Add: Impact of Tax Act	(0.03)	—	0.32	—
Adjusted Diluted Earnings Per Share	$0.59	$0.44	$1.13	$0.92

APPENDIX TABLE A-5: FISCAL YEAR 2017 SALES BY SEGMENT

	For the Quarter Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	Total
(In millions)
Sales
Materials	$208.0	$198.3	$206.4	$217.0	$829.7
DS&S	61.9	71.7	83.5	76.5	293.6
Corporate	0.9	0.8	0.9	1.0	3.6
Total Versum Sales	$270.8	$270.8	$290.8	$294.5	$1,126.9

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APPENDIX TABLE A-6: FISCAL YEAR 2018 RECONCILIATIONS OF SEGMENT OPERATING INCOME TO SEGMENT ADJUSTED EBITDA

	For the Quarter Ended
OPERATING INCOME TO ADJ EBITDA	December 31, 2017	March 31, 2018	Total
(In millions, except percentages)
Materials
Operating income	$65.8	$71.6	$137.4
Add: Depreciation and amortization	11.0	11.6	22.6
Segment Adjusted EBITDA	$76.8	$83.2	$160.0
Segment Adjusted EBITDA Margin(A)	36%	38%	37%
DS&S
Operating income	$33.4	$32.9	$66.3
Add: Depreciation and amortization	0.3	0.4	0.7
Segment Adjusted EBITDA	$33.7	$33.3	$67.0
Segment Adjusted EBITDA Margin(A)	29%	27%	28%
Corporate
Operating loss	$(8.5)	$(6.9)	$(15.4)
Add: Depreciation and amortization	0.3	0.3	0.6
Segment Adjusted EBITDA	$(8.2)	$(6.6)	$(14.8)

Total Versum Materials Adjusted EBITDA	$102.3	$109.9	$212.2

(A) Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by sales.

APPENDIX TABLE A-7: FISCAL YEAR 2017 RECONCILIATIONS OF SEGMENT OPERATING INCOME TO SEGMENT ADJUSTED EBITDA

	For the Quarter Ended
OPERATING INCOME TO ADJ EBITDA	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	Total
(In millions, except percentages)
Materials
Operating income	$72.9	$65.1	$69.6	$66.8	$274.4
Add: Depreciation and amortization	10.2	10.1	10.1	12.7	43.1
Segment Adjusted EBITDA	$83.1	$75.2	$79.7	$79.5	$317.5
Segment Adjusted EBITDA Margin(A)	40%	38%	39%	37%	38%
DS&S
Operating income	$12.4	$17.7	$24.0	$17.6	$71.7
Add: Depreciation and amortization	0.3	0.4	0.3	0.4	1.4
Segment Adjusted EBITDA	$12.7	$18.1	$24.3	$18.0	$73.1
Segment Adjusted EBITDA Margin(A)	21%	25%	29%	24%	25%
Corporate
Operating loss	$(3.0)	$(6.8)	$(6.6)	$(4.1)	$(20.5)
Add: Depreciation and amortization	0.4	0.4	0.3	0.4	1.5
Segment Adjusted EBITDA	$(2.6)	$(6.4)	$(6.3)	$(3.7)	$(19.0)

Total Versum Materials Adjusted EBITDA	$93.2	$86.9	$97.7	$93.8	$371.6

(A) Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by sales.

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APPENDIX TABLE A-8: FISCAL YEAR 2017 CONSOLIDATED INCOME STATEMENT

	For the Quarter Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	Total
(In millions, except per share data)
Sales	$270.8	$270.8	$290.8	$294.5	$1,126.9
Cost of sales	150.9	154.5	159.6	171.9	636.9
Selling and administrative	30.2	29.5	34.5	31.5	125.7
Research and development	10.3	10.9	11.9	12.0	45.1
Business separation, restructuring and cost reduction actions	3.2	6.1	6.0	10.2	25.5
Other (income) expense, net	(2.9)	(0.1)	(2.2)	(1.2)	(6.4)
Operating Income	79.1	69.9	81.0	70.1	300.1
Interest expense	11.5	11.6	11.9	12.4	47.4
Income Before Taxes	67.6	58.3	69.1	57.7	252.7
Income tax provision	15.3	11.5	14.4	11.6	52.8
Net Income	52.3	46.8	54.7	46.1	199.9
Less: Net Income Attributable to Non-Controlling Interests	1.5	1.9	2.0	1.5	6.9
Net Income Attributable to Versum	$50.8	$44.9	$52.7	$44.6	$193.0
Net income attributable to Versum per common share:
Basic	$0.47	$0.41	$0.48	$0.41	$1.78
Diluted	$0.47	$0.41	$0.48	$0.41	$1.76
Shares used in computing per common share amounts:
Basic	108.7	108.7	108.8	108.8	108.7
Diluted	109.2	109.3	109.5	109.6	109.4

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